Exhibit (h)(1)(iv)

APPENDIX A

Funds and Portfolios

Dated September 16, 2011

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

CGM Advisor Targeted Equity Fund

Hansberger International Fund

Natixis Diversified Income Fund (formerly, Natixis Income Diversified Portfolio, formerly, IXIS Income Diversified Portfolio)

Natixis U.S. Multi-Cap Equity Fund (formerly, Natixis U.S. Diversified Portfolio, formerly, IXIS U.S. Diversified Portfolio,

formerly, CDC Nvest Star Advisers Fund)

Loomis Sayles Core Plus Bond Fund

Vaughan Nelson Small Cap Value Fund

Absolute Asia Dynamic Equity Fund

Natixis Oakmark Global Fund

Natixis Oakmark International Fund

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

Harris Associates Large Cap Value Fund

ASG Global Alternatives Fund

Vaughan Nelson Value Opportunity Fund

ASG Diversifying Strategies Fund

Westpeak ActiveBeta® Equity Fund

ASG Managed Futures Strategy Fund

Loomis Sayles Multi-Asset Real Return

Loomis Sayles Absolute Strategies Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund (September 16, 2011)

ASG Growth Markets Fund (effective September 30, 2011)

Natixis Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund (formerly, Loomis Sayles Intermediate Duration Fixed Income Fund)

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Global Equity and Income Fund (formerly, Loomis Sayles Global Markets Fund, formerly, Loomis Sayles

Worldwide Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles International Bond Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Mid Cap Growth Fund (formerly, Loomis Sayles Aggressive Growth Fund)

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Value Fund

Gateway Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Gateway Fund

NATIXIS FUNDS TRUST I NATIXIS FUNDS TRUST II NATIXIS FUNDS TRUST IV LOOMIS SAYLES FUNDS I LOOMIS SAYLES FUNDS II GATEWAY TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ David L. Giunta	By:	/s/ Richard J. Johnson
Name:	David L. Giunta	Name:	Richard J. Johnson
Title:	President	Title:	Division Vice President

As an Authorized Officer on behalf of each of the Funds listed above.